focused 2 Q 1 6 E a r n i n g s C o n f e r e n c e C a l l S u p p l e m e n t a l P r e s e n t a t i o n J u l y 2 7 , 2 0 1 6 Exhi b i t 99 .2

2 To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated July 27, 2016, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Legend

3 CEO Overview • Period-end total loan growth of 2% in 2Q16; 8% annualized growth rate • Period-end legacy loan growth of 4%; 16% annualized growth rate • Total deposits down 2%, though average deposits up slightly • Net interest margin declined three basis points on a linked quarter basis (one basis point of the decline was due to accelerated bond premium amortization) • Cash margin declined seven basis points in 2Q16 as a result of yield declines on loans and investments in 2Q16 and recoveries in 1Q16 • Originated/renewed $1 billion in loans in 2Q16, up 14% and a record for the Company • Remain very asset sensitive (details on slide 13) and not extending duration • Approximately two-thirds of originations/renewals were floating rate; 56% of total loan portfolio has floating rates • Closed/consolidated 19 branches in 1Q16, or 12% of our branch system within the last year • Core revenues up $9 million, or 4%; core expenses up $5 million, or 3% • Core tangible efficiency ratio improved from 60.3% to 59.98% on a linked-quarter basis • “Risk-off trade” in Energy, Indirect Auto and Acadiana-based loans now down $588 million

4 Risk Off Assets •$588 million in cumulative risk-off trade since the beginning of 2015 with an estimated pre-tax opportunity cost of $5.5 million during 2015 and $6.2 million for YTD 2016, or approximately $0.05 EPS per quarter • Indirect auto and Acadiana loans were down in 2Q16 similar to prior quarters while E&P fundings decreased $70 million in 2Q16

5 GAAP EPS 2Q16 Summary Operating Results – Linked Quarter Comparison • Completed second perpetual preferred stock issuance; YTD cost of $3.4 million (after-tax) • Net Income to common shareholders of $50 million, up 24% linked quarter and up 62% to 2Q15 • Achieved 1% ROA milestone in 2Q16 • 2Q16 EPS of $1.21, up 25% and 53% compared to linked quarter and 2Q15, respectively • 2Q16 Core EPS of $1.18 (a record quarter), up 17% on a linked quarter basis • Provision was down $3 million, but still our second highest level over the last six years • 2Q16 Core Pre-Tax Pre-Provision of $2.09 (a record quarter), up 17% compared to 2Q15 CORE EPS CORE Pre-Provision Pre-Tax EPS

FOCUSED FINANCIAL ITEMS “That’s been one of my mantras — focus and simplicity.” — Steven Jobs (1955-2011)

2Q16 Drivers And Results – *Linked Quarter Comparison*

Drivers

	1Q16	2Q16	Change	
Reported Margin	3.64%	3.61%	*-3 bps*	
Cash Margin	3.48%	3.41%	*-7 bps*	
(Period-End; $ in Millions)				
Legacy Loans	$11,529	$ 11,985	*$ 456*	*4%*
Acquired Loans	2,923	2,738	*$ (185)*	*-6%*
Total Loans	$14,451	$ 14,723	*$ 271*	*2%*
Mortgage Revenues	$ 20	$ 26	*$ 6*	*30%*
Mtg Commissions	5	7	*$ 3*	*59%*
FTEs	3,112	3,122	*$ 10*	*0%*
Branches	199	199	*$ -*	*0%*
Other Locations	99	99	*$ -*	*0%*

- Total loans up 2% (legacy loans up 4%, or 16% annualized), and total deposits down less than 2%
- Average earning assets up 2%
- Reported margin down 3 bps and cash margin down 7 bps
- Remain very asset-sensitive
- Provision decreased $3 million; Energy-related reserves at 5.3% of outstanding energy-related loans
- Mortgage production and pipeline remain strong
- Strong client derivative income and other non-interest income
- Expense focus: 60.0% core tangible efficiency ratio

Results



$ in Millions
$250
$200
$150
$100
$50
$-
$(50)
$(100)
$(150)
$(200)
$0
$1
$2
$0
$0
$2
$177
$208
$213
$216
$220
$229
$(121)
$(134)
$(138)
$(132)
$(133)
$(137)
$(10)
$(17)
$(4)
$(5)
$(3)
$(0)
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
Q-O-Q Change
Core Revenues
+$9 Million (+4%)
Core Tangible Expense
+$5 Million (4%)
Non-Core Expense
-$3 Million (98%)

- T/E net interest income up $1 million, or 1%
- Core revenues up $9 million, or 4%
- Core tangible expenses up $5 million, or 4%
- Core tangible efficiency ratio at 60.0%
- Legacy NPAs/assets of 0.63% (down 2 bps)
- Net charge-off ratio of 0.33%; Energy-related charge-offs $8 million
- Net income up $10 million, or 24%
- Preferred stock dividends of $1 million declared in 2Q16
- Core ROA of 0.98% and Core ROTCE of 11.64%

7

IBERIABANK

8 Net Interest Margin – GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio $ in Thousands Balances, as Reported Adjustments As Adjusted Non-GAAP 2Q15 Average Balance 16,688,287$ 84,560$ 16,772,847$ Income 145,677$ (9,062)$ 136,615$ Rate 3.52% -0.26% 3.29% 3Q15 Average Balance 17,711,580$ 91,608$ 17,803,188$ Income 155,117$ (7,505)$ 147,612$ Rate 3.50% -0.20% 3.31% 4Q15 Average Balance 17,687,930$ 87,023$ 17,774,953$ Income 161,160$ (10,713)$ 150,447$ Rate 3.64% -0.29% 3.38% 1Q16 Average Balance 17,873,354$ 86,010$ 17,959,364$ Income 161,403$ (6,523)$ 154,880$ Rate 3.64% -0.16% 3.48% 2Q16 Average Balance 18,155,004$ 84,118$ 18,239,122$ Income 162,753$ (8,573)$ 154,180$ Rate 3.61% -0.20% 3.41%

9 Mortgage – Weekly Locked Mortgage Pipeline Trends • Seasonal rebound commences at the start of each year through spring months into early summer • Increased production due to a combination of favorable rate environment and improved recruiting in key markets and newly acquired markets • Weekly locked pipeline was $357 million at July 22, 2016, roughly flat compared to June 30, 2016

10 • We closed/consolidated no branches in 2Q16 • Ongoing branch rationalization process continues; since year-end 2012, we: • Acquired 62 branches • Closed/consolidated 60 branches • Opened 9 new branches • Net added only 11 branches while expanded loans by $6.2 billion (+73%) and deposits by $5.1 billion (+48%) • Commensurate branch efficiency improvements: • Loans per branch up $29 million (+64%) • Deposits per branch up $23 million (+39%) Branch Efficiency Branches: 12/31/12 2013 2014 2015 1Q16 2Q16 Total Acquired - 26 36 - - 62 Opened - 4 5 - - 9 Closed/Consolidated (16) (13) (12) (19) - (60) Net Change (16) 17 29 (19) - 11 Total Branches 188 172 189 218 199 199

11 • In 2013, Achieved More Than $24 Million Annualized Pre-Tax Run-Rate Savings • In 2014, A Second Initiative Achieved An Additional $11 Million In Run-Rate Savings; This Initiative Was Completed In 4Q14 • In 2015, A Third Efficiency Initiative Achieved An Additional $15 Million In Run-Rate Savings; This Initiative Completed In 4Q15 • Aggregate Run-Rate Savings Of $50 Million Associated With The Three Initiatives • 19 Branch Closures Were Completed In 1Q16 Overall Efficiency Improvement Trends

Capital Activity

Preferred Stock

- Issuance of $55 million in Non-Cumulative Perpetual Preferred Stock on May 9, 2016 impacted IBERIABANK Corporation's Tier 1 Leverage, Tier 1 Risk Based Capital and Total Risk-Based Capital Ratios by 29, 32, and 32 basis points, respectively
- Excluding the Preferred Stock issuance, capital ratios for IBERIABANK Corporation were relatively flat with 1Q16. An increase in CET1 Capital from income earned during the quarter net of dividends was offset by an increase in Risk Weighted Assets and share repurchases

Share Repurchase Program

- On May 4, 2016, the Company's Board of Directors of the Company authorized the repurchase of up to 950,000 common shares
- During 2Q16, the Company repurchased 202,506 common shares at a weighted average price of $57.61 per common share.
- The share repurchases decreased IBERIABANK Corporation's CET1, Tier 1 Leverage, Tier 1 Risk-Based and Total Risk-Based Capital Ratios each by approximately 7 basis points.

Preliminary Capital Ratios

IBERIABANK Corporation Capital Ratios	1Q16	2Q16	Change	
Common Equity Tier 1 (CET1) ratio	10.11%	10.06%	(5)	bps
Tier 1 Leverage	9.41%	9.70%	29	bps
Tier 1 Risk-Based	10.56%	10.83%	27	bps
Total Risk-Based	12.21%	12.44%	23	bps

IBERIABANK and Subsidiaries Capital Ratios	1Q16	2Q16	Change	
Common Equity Tier 1 (CET1) ratio	10.28%	10.38%	10	bps
Tier 1 Leverage	9.17%	9.30%	13	bps
Tier 1 Risk-Based	10.28%	10.38%	10	bps
Total Risk-Based	11.24%	11.32%	8	bps

12

IBERIABANK Corporation

13 Scenario Impact On Net Interest Income Over 12 Month Period Interest Rate Risk • Loans: 44% fixed and 56% floating • Adjustable loans composition: • Prime-based 45% • LIBOR-based 52% • All other 3% • Floors on approximately 27% of adjustable loans • Asset-sensitive from an interest rate risk perspective • The degree of asset-sensitivity is a function of the reaction of competitors to changes in deposit pricing • Forward curve has a positive impact on net interest income over 12-month period Source: Bancware model, as of June 30, 2016 * Assumes instantaneous and parallel shift in interest rates based on static balance sheet Base Change In: -200 bp* -100 bp* Case +100 bp* +200 bp* Net Interest Income -5.4% -4.2% 0.0% 5.4% 10.7% Economic Value of Equity 0.0% 0.0% 0.0% 0.0% 0.0%Blue Forward Flattening Steepening Gradual Change In: Chip Curve Curve Curve Curve Net Interest Inc me 1.6% 1.0% 2.2% 1.5% 3.0%

CREDIT QUALITY & ENERGY FOCUSED “The game has its ups and downs, but you can never lose focus of your individual goals, and you can’t let yourself be beat because of lack of effort.” — Michael Jordan (1963-)

15 • Total energy-related loan portfolio of $662 million, or 4.5% of total loans at quarter-end, a decrease of $70 million, or 10%, on a linked-quarter basis • Over the past six quarters, energy-related loan balances reduced by $219 million, or 25%, and reduced our commitments by more than $602 million, or 36% • During 2Q16 - Decreased energy provision of $12.2 million as credit conditions stabilized in the quarter • During 2Q16 - Experienced $7.7 million of charge-offs for energy loans; these were the first charge-offs of energy loans during this cycle • Allowance for energy-related loans was $35 million; equal to 5.3% of the energy-related loans outstanding. • Energy-related loans outstanding designated as criticized status improved $43 million from $356 million in 1Q16 to $313 million in 2Q16 - 53% of the improvement came from first lien reserve-based E&P loans with the remaining 47% coming from the service portfolio • Energy-related nonaccrual loans were up $15 million to $60.8 million, or 9.2% of the energy portfolio • Spring redeterminations on credits representing 90% of E&P outstandings resulted in a decrease of 21% in borrowing base commitments. The remaining 10% are currently in process • E&P loan outstandings decreased $42 million, while related commitments declined $105 million in the quarter, resulting in a slight increase in line utilization to 57% • Midstream loan outstandings decreased $7 million through normal working capital line fluctuations • Service sector loan balances fell by $21 million and commitments dropped $34 million on a linked-quarter basis Energy – 2Q16 Highlights

16 Energy – Asset Quality • Two energy-related charge-offs in 2Q16, totaling $8 million • Energy loans at June 30, 2016:  No energy-related assets held in OREO  Non-accrual loans equaled $61 million (9.2% of energy-related loans)  Energy-related loans past due 30 days or more equaled $3 million (0.5% of energy-related loans) E&P $40.6 Services $20.2 Midstream $0

17 Criticized Loans Classified Loans Energy – Asset Quality (continued) • Total criticized loans equaled 3.8% of total loans • Energy-related criticized loans of $313 million, or 2% of total loans and 47% of energy-related loans • Total classified loans equaled 2.8% of total loans • Energy-related classified loans of $244 million, or 2% of total loans and 37% of energy-related loans 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Criticized - Non-Energy $362 $292 $329 $273 $252 $238 $250 riticized - Energy $0 $4 $59 $60 $147 $356 $313 E&P $0 $4 $29 $28 $88 $245 $222 Service $0 $0 $30 $32 $59 $111 $91 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Classified - Non-Energy $246 $178 $238 $198 $179 $162 $170 lassified - Energy $0 $0 $32 $43 $79 $287 $244 E&P $0 $0 $29 $28 $33 $209 $186 Service $0 $0 $3 $15 $46 $78 $58

18 Energy Loan Portfolio Balances Energy – Declining Exposure • Energy commitments of $1.1 billion • 5.4% of total loans; down from 10.9% in 2Q14 and down $602 million or 36% from peak 4Q14 • Existing commitments decreased by $144 million, or 12% since March 31, 2016 • Energy-related loans of $662 million at June 30, 2016 • 4.5% of total loans; down from 8.4% peak in 2Q14 • Energy-related loans decreased $70 million (-10%) in 2Q16, down $219 million or 25% from peak 4Q14 • Energy-related Shared National Credits equaled 70% of total energy balances outstanding and 54% of total Shared National Credits outstanding at 2Q16 $ in Millions Energy Loan Portfolio Commitments $ in Millions

19 Oil Field Services Loans – Sponsor Exposure % Of Total Drilling Support Loans % Of Total Non-Drilling Support Loans $114 Million In Loans Outstanding: • 78% Super Sponsors (55%) And PE-Backed (23%) • 20% All Capital In Company • 2% Guarantor With Moderate Liquidity Lending Structure Within Portfolio: • 1% 1-Year Revolver With Borrowing base • 29% 2-3 Year Revolver With Borrowing base • 35% Term Debt < 3 Years • 25% Term Debt > 3-Year RE Secured • 7% Term Debt > 3-Year Non-RE Secured • 3% Multi-Facilities $96 Million In Loans Outstanding: • 70% Super Sponsors (51%) And PE-Backed (19%) • 15% Guarantor With Moderate Liquidity • 15% All Capital In Company Lending Structure Within Portfolio: • 8% 1-Year Revolver With Borrowing base • 33% 2-3 Year Revolver With Borrowing base • 34% Term Debt < 3 Years • 23% Term Debt > 3-Year RE Secured • 2% Term Debt > 3-Year Non-RE Secured • 0% Multi-Facilities • Limited exposure to drilling related companies • Strong sponsorship behind portfolio companies • Minimal exposure to fabrication and construction • Strong sponsorship behind portfolio companies • Strong geographic diversification OFS – Drilling Support OFS – Non-Drilling Support At June 30, 2016 At June 30, 2016

20 Energy - Midstream Portfolio Loans Outstanding Loan Commitments • Effectively no change in the make-up of our Midstream segment since March 31, 2016 ($ in Millions) Balance Commitment Relationship Count Pipeline $47 $83 5 Gas Compression $29 $35 2 Marine Transportation $17 $17 1 Other $31 $67 7 Grand Total $124 $202 15 At June 30, 2016

21 Energy – Granularity Of Loan Balances • 26 relationships greater than $10 million in balances – accounts for almost 2/3 of energy loans outstanding • 47 relationships greater than $10 million in commitments - accounts for almost 81% of energy loans commitments • Number of relationships with balances greater than $10 million fell from 31 in March 31, 2016 to 26 at June 30, 2016 A t J u n e 3 0 , 2 0 1 6 • At June 30, 2016, there were no client relationships with balances greater than $30 million, down from two at March 31, 2016 and only two E&P and two midstream company commitments in the $30-35 million range • Largest relationship in terms of balances outstanding is $29 million • Largest single energy commitment relationship is $35 million. Clients By Size Balances And Commitments By Size

FOCUSED ACADIANA AND HOUSTON MARKET INFORMATION “Concentration is the secret of strength in politics, in war, in trade, in short, in all management of human affairs.” — Ralph Waldo Emerson (1803-1882)

23 Summary Of Loans In The Acadiana And Houston Markets • Total 2Q16 loans in Acadiana market equal to $1.4 billion • $229 million of government and quasi-governmental loans are housed in the Acadiana market and equate to 16% of total loans in market • Energy-related loans equal $22 million or 1.57% of loans in market • Non-performing loans equate to $20 million, or 1.41% of market loans • Accruing loans past due equate to $4 million, or 0.28% • Total 2Q16 loans in Houston market equal to $1.8 billion • Energy-related loans equal $581 million or 31.7% of loans in market • Non-performing loans, including Texas energy loans, equate to $50 million or 2.72% of market loans • Accruing loans past due equate to $19 million, or 1.01% Acadiana Market Houston Market

24 Acadiana – Commercial Real Estate Loans 90% 99% % Commitments Funded

25 Acadiana – Owner Occupied Commercial Real Estate Loans 31% 27% 22% 3% % of Total 13% 4% 0% 99% 99% 99% % Of Commitments Funded 100% 100% 100% 100%

26 Acadiana – Non-Owner Occupied Commercial Real Estate Loans 38% 17% 9% 7% 3% % of Total 8% 6% 94% 80% 89% 80% 71% % Of Commitments Funded 98% 99% 12% 100%

27 Houston – Commercial Real Estate Loans 85% 97% % Of Commitments Funded $0 $100 $200 $300 $400 $500 $600 4Q14 2Q15 4Q15 2Q16 $277 $276 $287 $305 $224 $272 $267 $272 Mil lio ns Non-Owner Occupied CRE Owner Occupied CRE $501 $548 $554 $577

28 Houston – Owner Occupied Commercial Real Estate Loans 31% 29% 20% 6% % of Total 7% 6% 1% 98% 99% 93% 100% % Of Commitments Funded 100% 100% 98%

29 Houston – Non-Owner Occupied Commercial Real Estate Loans 43% 16% 15% 14% 12% % of Total 93% 64% 83% 88% 98% % Of Commitments Funded

FOCUSED ADDITIONAL ENERGY- RELATED DETAILS “Desire is the key to motivation, but it’s determination and commitment to an unrelenting pursuit of your goal – a commitment to excellence – that will enable you to attain the success you seek.” — Mario Andretti (1940-)

31 95.2% 2.2% 1.8% 0.8% 4.8% Non-Energy E & P Midstream Service 95.5% 2.2% 0.9% 1.4% 4.5% Non-Energy E & P Midstream Service 94.4% 2.7% 1.0% 1.9% 5.6% Non-Energy E & P Midstream Service $300 $200 $100 $0 $700 $600 $500 $400 Midstream E&P Services Relative Risk Total Outstanding Energy Loan Balances At June 30 ,2016 2 Q 1 5 E n e r g y a s % millions $24 $30 $35 $26 $96 $328 $77 $47 2 Q 1 6 S e rv ic e s Energy - Portfolio Risk Profile $800 4 Q 1 5 $ in Millions 2Q15 4Q15 2Q16 2Q vs 4Q% Drillers $43 $25 $24 -6% Pipe & Tool Rental 46 39 30 -22% Completion 17 35 35 1% Other 34 40 26 -36% Total Drilling Support 140 139 115 -18% Non-Drilling Support 123 110 96 -13% E&P 380 314 328 4% Midstream - Other 85 69 77 12% Midstream - Pipeline 59 48 47 -3% Total Midstream 144 117 124 6% Total Energy $788 $680 $662 -3%

Energy - *E&P Loan Portfolio*

At June 30, 2016

*By Weighted Commodity Mix**

Total Commitments
$572 Million



Oil
Gas
42%
58%

- Reasonably balanced commodity exposure

*By Weighted Reserve Category**

Total Commitments
$572 Million



PDP
PDNP
PUD
6%
5%
89%

- In the risking process we assign different values to the following reserve types:
  - PDP (Proved Developed Producing)
  - Proved Developed Non-producing
  - Proved Undeveloped
- We lend only against proved reserves

** Reserves weighted by commitments / outstandings for each individual company by multiplying percentage of present value of reserves by commodity type.*

32

IBERIABANK Corporation

33 Energy – OFS Structure Of Support • $210 million in oilfield services • Sponsorship at June 30, 2016:  74% have super sponsor and private equity backing  18% have substantially all capital in company  8% have guarantors support with moderate liquidity

34 Home Equity • The average LTV at origination was 71% and is now less than 56% • 41% of portfolio is first liens (50% of Acadiana market’s Home Equity is first lien) • 79% of balances were originated after 2010 (70% of Acadiana Home Equity originated after 2010) • 93% of Houston and 86% of Lafayette portfolio has an LTV of 80% or better Consumer/Small Business Acadiana • At June 30, 2016, the Acadiana market’s small business portfolio had approximately $563,000 in loans past dues 30 days or more • Consumer delinquencies and non-accruals are lower than the averages for the overall portfolio. • Based on third-party analysis performed in 1Q16: • Past dues 60 days+ on HELOCs, Autos and Mortgage are all significantly better than other lenders in-market • Overall consumer balances are down 18% as compared to last year; while other lenders in- market are up 11% • A tighter underwriting criteria, combined with lower marketing expenditures in the market, has reduced consumer originations by 80% Non-Energy – 2Q16 Highlights

35 CRE Portfolio In Houston • 47% of CRE commitments in Houston are owner-occupied Offices Largest Exposures • $26 million fully-funded commitment (world renowned healthcare leader) • $21 million commitment with almost no outstandings (global developer) • $8 million fully-funded commitment (global manufacturer) • Owner occupied segment has a weighted LTV of 56% • Non-owner occupied segment has a weighted LTV of 61% Multi-Family • $131 million of Multifamily balances with $141 million of commitments with 25% of the loans equating to 65% of the outstanding balances • Class A, B, and C equate to $0, $77, and $53 million of loan outstandings, respectively • Class B credits have a weighted average LTV of 62% and 94% occupancy • Class C credits have a weighted average LTV of 70% and 94% occupancy Non-Energy – 2Q16 Highlights

36 CRE Portfolio In Lafayette • 47% of CRE in Lafayette is owner-occupied Offices • The largest single exposure is a $9 million facility secured by space leased to a national telecommunications company • Only 3 other exposures in excess of $5 million • Weighted average LTV is 66% Hotel/Motel • 5 credits with $23 million in loan outstandings and commitments • Weighted average LTV is 62% Non-Energy – 2Q16 Highlights

FOCUSED General Credit Quality “Concentrate all your thoughts upon the work at hand. The sun’s rays do not burn until brought into focus.” — Alexander Graham Bell (1847-1922)

38 General Credit Quality – Trends In Non-Performing Assets $ in Millions NPA determination based on regulatory guidance for Acquired portfolios 2Q16 includes $8 million of bank-related properties reclassified to OREO • Continued workout of covered and other acquired portfolios • Legacy NPAs/Assets equal to 0.63%, a decrease of two basis points on a linked-quarter basis • Legacy loans past due 30 days or more (excluding non-accruals) equal to 0.39% of total legacy loans • Annualized net charge-offs equal to 0.33% of average loans in 2Q16, compared to 0.11% in 1Q16 • Loan loss provision of $12 million for 2Q16 – roughly equal to net charge- offs for the quarter The Company’s Total Assets Increased By $4.4 Billion, Or 28%, During This Period

39 General Credit Quality – Trends In Non-Performing Assets Source: SNL Financial – Publicly Traded Bank Holding Companies With Total Assets Between $10 - $30 Billion

40 Non-Performing Assets Allowance For Credit Losses • Total non-performing assets of $202 million, or 1.00% of total assets at 2Q16 • Non-energy related NPLs of $114 million or 0.57% of total assets • $61 million of energy-related non-performing assets at 2Q16, or 0.30% of total assets and 9.2% of energy-related loans General Credit Quality – Non-Performing Assets • Total allowance for credit losses equal to $161 million or 1.10% of total loans • Non-energy related reserves of $126 million or 0.90% of non-energy related loans • Energy-related allowance for credit losses equal to $35 million or 0.24% of total loans and 5.3% of energy-related loans

General Credit Quality – *Legacy Portfolio*

Asset Quality Summary
(Excludes FDIC covered assets and all acquired loans)

($ thousands)	For Quarter Ended: 6/30/2015	3/31/2016	6/30/2016	% or Basis Point Change Year/Year	Qtr/Qtr
Non-accrual Loans	$ 62,739	$ 93,429	$ 95,096	52%	2%
OREO	20,028	17,662	14,478	-28%	-18%
Accruing Loans 90+ Days Past Due	3,584	125	353	-90%	182%
Non-performing Assets	86,351	111,216	109,927	27%	-1%
Note: NPAs excluding Former Bank Properties	73,739	100,182	101,973	38%	2%
Past Due Loans (Excluding Nonaccrual Loans)	18,569	42,579	46,259	149%	9%
Classified Loans	131,142	378,163	363,999	178%	-4%
Non-performing Assets/Assets	0.55%	0.65%	0.63%	8 bps	(2) bps
NPAs/(Loans + OREO)	0.83%	0.96%	0.92%	9 bps	(4) bps
Classified Assets/Total Assets	0.84%	2.21%	2.09%	125 bps	(12) bps
Past Due Loans (Excluding Nonaccrual)/Loans	0.18%	0.37%	0.39%	21 bps	2 bps
Provision For Loan Losses	$ 8,465	$ 15,908	$ 12,482	48%	-21%
Net Charge-Offs/(Recoveries)	3,505	4,142	11,194	219%	170%
Provision Less Net Charge-Offs	$ 4,960	$ 11,766	$ 1,288	-74%	-89%
Net Charge-Offs/Average Loans	0.14%	0.15%	0.38%	24 bps	23 bps
Allowance For Loan Losses/Loans	0.81%	0.92%	0.89%	8 bps	(3) bps

- NPAs equated to 0.63% of total assets, down two basis points compared to 1Q16. Includes $8 million of bank-related properties
- $364 million in classified loans (down $14 million compared to 1Q16)
- Legacy net charge-offs of $11 million, or an annualized rate of 0.38% of average loans

41

IBERIABANK Corporation

APPENDIX

43 Loan Growth Trends Loan Composition Market Loan Diversification Loan Portfolio • Total period-end loans up $271 million (+2%) • Legacy loans up $456 million (+4%) • $1.0 billion of loan originations and renewals; $1.0 billion commercial loan pipeline • Loan yield (including indemnification asset) down two basis points and cash loan yield, including indemnification asset, was down six basis points • About half of CRE loans are owner-occupied • Risk-off loan volume reduction in 2Q16: • Energy loans decreased $70 million (-10%) • Indirect loans down $31 million (-15%) • Acadiana loans down $28 million (-2%) • Energy 4.5% of total loans • Indirect 1.2% of total loans • Total loans: 44% fixed and 56% floating • 2Q16 originations: 36% fixed and 64% floating • Serving 25 markets in seven states • 2Q16 loan growth in 77% of our markets • Acadiana accounts for 9% of total loans and Houston 9% of total loans • Strongest 2Q16 market loan growth in:  Memphis  New Orleans  Orlando  Southeast Florida  Tampa

44 Funding Growth Trends Deposit Composition Market Deposit Diversification Deposit And Funding Portfolio • Period-end deposits down $399 million (-2%) • Period-end core deposits (total deposits less time deposits) down $468 million (-3%) • Average loan-to-deposit ratio of 91%, up from 88% one year ago • Increased short-term and long-term borrowings in 2Q16 • Non-interest-bearing 29% of total deposits • Non-interest-bearing deposits up $55 million, or 1%, on a period-end basis, and up $76 million, or 2%, on an average balance basis • Interest-bearing deposit cost of 0.42% (no change from 1Q16) and total deposit cost of 0.30% (unchanged) • No significant change in deposit rates since Fed Funds move in 4Q15 • Cost of interest-bearing liabilities increased slightly to 0.50% (up one basis point) • Indirect and Texas energy deposits account for only 2% of total deposits • Florida, Acadiana, and New Orleans account for over half of deposit base • Deposit growth in 38% of our markets • Strongest 2Q16 market deposit growth in:  Tampa  Birmingham  Baton Rouge  Mobile  Shreveport

45 Louisiana And Texas MSAs Our Other MSAs Local Market Conditions – MSA Unemployment Trends • Prior to 2014, nearly all unemployment rates below national average • Louisiana markets exhibit seasonality (December peaks) • Uptick in unemployment rates in Lafayette • Lake Charles, Baton Rouge and Houston remain near the national average • Houston and Dallas in downward tandem until year-end 2014 • All MSAs exhibiting improvement in unemployment rates • Many markets are near national average in magnitude and trend • Unemployment in Mobile remains at elevated level • Lowest unemployment rates in Arkansas MSAs

46 Seasonal Influences Legacy Loan Growth Non-Interest Income And Expense Items • Loan growth typically softer in first quarter and stronger in second quarter • Mortgage and title income typically are softer in fourth and first quarters and stronger in second and third quarters • Payroll taxes and retirement contributions decrease ratably throughout the year • The net result is first quarter tends to have softer profitability which rebounds in second quarter

47 Non-Interest Income • Core non-interest income increased $7.5 million, or +13%, from 1Q16:  Mortgage income increased $6.1 million, or +30%  Title revenues increased $1.4 million, or +29%  Decreased client derivative income of $0.6 million, or –21% • Total non-core income in 2Q16 of $1.8 million, primarily due to gain on sale of investment securities Non-interest Income ($000s) 2Q15 3Q15 4Q15 1Q16 2Q 16 $ Change % Change Service Charges on Deposit Accounts 10,162$ 11,342$ 11,432$ 10,950$ 10,941$ (9)$ 0% ATM / Debit Card Fee Income 3,583 3,562 3,568 3,503 3,650 147 4% BOLI Proceeds and CSV Income 1,075 1,093 1,096 1,202 1,411 209 17% Mortgage Income 25,246 20,628 16,765 19,941 25,990 6,050 30% Titl Revenue 6,146 6,627 5,436 4,745 6,135 1,390 29% Broker Commissions 5,461 3,839 4,130 3,822 3,712 (110) -3% Other Noninterest Income 8,574 8,166 9,920 11,486 11,289 (197) -2% Core Non-Interest Income 60,247 55,257 52,346 55,649 63,128 7,479 13% Gain (Loss) on Sale of Investments, Net 904 280 7 196 1,789 1,593 813% Other non-core non-interest income 362 1,941 150 - - - 0% Total Non-interest Income 61,513$ 57,478$ 52,503$ 55,845$ 64,917$ 9,072$ 16% 2Q16 vs. 1Q16

48 • Mortgage non-interest income of $26.0 million was $6.1 million higher than 1Q16 driven by:  $6.6 million higher gains (+34%) on higher sales volume  Loan originations were up 37% from 1Q16 to $709 million in 2Q16  Market value adjustments decreased $0.8 million in 2Q16 as compared to 1Q16 driven by flat rate lock commitment pipeline and a rate decline of 23 basis points over the period  Sales volumes of $673 million (38% higher than in 1Q16) Mortgage – Income Drivers

Non-Interest Expense

- **Core non-interest expense increased $4.6 million, or +3%, from 1Q16:**
  - **Salaries and Benefits increased $4.7 million, or +6%, with $2.7 million related to increased mortgage commissions and $1.7 million related to annual incentives expense**
  - **Professional services expense increased $0.6 million, or +15%**
  - **Decreased travel and entertainment expense of $0.4 million, or -19%**
- **Total non-core non-interest expense of $0.1 million, a decrease of $2.5 million, or -98% from 1Q16**



$ in Millions
$142.0
$140.0
$138.0
$136.0
$134.0
$132.0
$130.0
$134.9
$2.7
$1.7
$0.3
$0.6
($0.4)
($0.4)
$139.4
$0.1
$139.5
Core Non-Interest Expense 1Q16
Mortgage Commission Expense
Annual Incentives Expense
Other Salaries & Benefits Expense
Professional Services Expense
Travel & Entertainment Expense
All Other Operating Changes
Core Non-Interest Expense 2Q16
Total Non-Core Expense
Total Non-Interest Expense 2Q16

Non-interest Expense ($000s)	2Q15	3Q15	4Q15	1Q16	2Q 16	2Q16 vs. 1Q16 $ Change	2Q16 vs. 1Q16 % Change
Mortgage Commissions	$ 6,709	$ 6,691	$ 4,927	$ 4,609	$ 7,326	$ 2,717	59%
Hospitalization Expense	5,113	5,896	5,475	5,592	5,315	(277)	-5%
Other Salaries and Benefits	68,009	69,251	71,209	70,084	72,323	2,239	3%
Salaries and Employee Benefits	$ 79,831	$ 81,838	$ 81,611	$ 80,285	$ 84,964	$ 4,679	6%
Credit/Loan Related	4,730	5,241	2,499	2,671	2,931	260	10%
Occupancy and Equipment	17,233	17,901	16,921	16,864	16,770	(94)	-1%
Amortization of Acquisition Intangibles	2,155	2,339	1,796	2,113	2,109	(4)	0%
All Other Non-interest Expense	32,502	33,177	31,284	32,926	32,669	(257)	-1%
Core Non-Interest Expense	$ 136,451	$ 140,496	$ 134,111	$ 134,859	$ 139,443	$ 4,584	3%
Severance	406	304	1,842	454	140	(314)	-69%
Storm-related expenses	4	(1)	0	2	-	(2)	-100%
Impairment of Long-lived Assets, net of gains	1,571	1,712	3,396	1,045	(1,256)	(2,301)	-220%
Debt Prepayment	1,262	-	-	-	-	-	0%
Consulting and Professional	-	-	-	-	582	582	100%
Other Non-interest Expense	784	244	(208)	1,089	595	(494)	-45%
Merger-Related Expenses	12,732	2,212	(166)	3	-	(3)	-100%
Total Non-Interest Expense	$ 153,209	$ 144,967	$ 138,975	$ 137,452	$ 139,504	$ 2,052	1%
Core Tangible Efficiency Ratio	64.4%	64.8%	61.1%	60.3%	60.0%		

49

IBERIABANK Corporation

Quarterly Performance Metric Trend

	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016	Linked Quarter %/Basis Point Change
Net Income ($ in thousands)	$ 30,835	$ 42,475	$ 44,407	$ 40,193	$ 49,956	24%
Per Common Share Data:						
Fully Diluted Earnings	$ 0.79	$ 1.03	$ 1.08	$ 0.97	$ 1.21	24%
Core Earnings (Non-GAAP)	1.05	1.07	1.11	1.01	1.18	17%
Core Pre-provision Earnings (Non-GAAP)	1.20	1.15	1.30	1.25	1.37	9%
Tangible Book Value	39.00	39.95	40.35	41.38	42.53	3%
Key Ratios:						
Return on Average Assets	0.67%	0.86%	0.90%	0.82%	1.00%	18 bps
Return on Average Common Equity	5.54%	7.09%	7.30%	6.59%	8.05%	146 bps
Return on Average Tangible Common Equity (Non-GAAP)	8.46%	10.82%	10.95%	9.89%	11.90%	201 bps
Net Interest Margin (TE) (1)	3.52%	3.50%	3.64%	3.64%	3.61%	(3) bps
Core Tangible Efficiency Ratio (TE) (1) (Non-GAAP)	64.4%	64.8%	61.1%	60.3%	60.0%	(34) bps
Tangible Common Equity Ratio (Non-GAAP)	8.68%	8.75%	8.86%	8.83%	9.00%	17 bps
Tier 1 Leverage Ratio	9.24%	9.33%	9.52%	9.41%	9.70%	29 bps
Common Equity Tier 1 (CET1) Ratio	9.97%	10.08%	10.07%	10.11%	10.06%	(5)
Total Risk Based Capital Ratio	11.49%	12.15%	12.14%	12.21%	12.44%	23 bps
Net Charge-Offs to Average Loans (2)	0.14%	0.09%	0.09%	0.15%	0.38%	23 bps
Non-performing Assets to Total Assets (2)	0.55%	0.43%	0.42%	0.65%	0.63%	(2) bps

(1) Fully taxable equivalent basis.
(2) Excluding Acquired Assets.

- **Average earning assets up $282 million (+2%)**
- **Tax-equivalent net interest income up $1.3 million (+1%)**
- **Provision for loan losses of $12 million:**
  - **Legacy net charge-offs: $11.2 million (annualized 0.38% of average loans)**
  - **Covered and acquired net charge-offs of $0.7 million (annualized 0.10% of average loans)**
  - **Legacy provision for loan losses: $12.5 million**

50

IBERIABANK Corporation

51 Quarterly Performance Metrics – Yields And Costs 6/30/16 3/31/16 Investment Securities 2.18% 2.25% (7) bps Legacy Loans, net 4.00 4.02 (2) bps Acquired Loans, net 6.01 5.84 17 bps Loans & Loss Share Receivable 4.43 4.45 (2) bps Mortgage Loans Held For Sale 3.50 3.48 2 bps Other Earning Assets 0.64 0.64 0 bps Total Earning Assets 3.97 3.99 (2) bps Interest-bearing Deposits 0.42 0.42 0 bps Short-Term Borrowings 0.42 0.39 3 bps Long-Term Borrowings 2.24 2.35 (11) bps Total Interest-bearing Liabilities 0.50 0.49 1 bps Net Interest Spread 3.47 3.50 (3) bps Net Interest Margin (TE) 3.61 3.64 (3) bps For Quarter Ended: Linked Quarter Basis Point Change

Reconciliation Of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

(dollars in thousands)

	For The Quarter Ended								
	December 31, 2015			March 31, 2016			June 30, 2016		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Net Income(GAAP)	$ 62,977	$ 44,407	$ 1.08	$ 64,891	$ 40,193	$ 0.97	$ 76,300	$ 49,956	$ 1.21
Non-interest income adjustments									
Gain on sale of investments and other non-interest income	(157)	(102)	(0.00)	(196)	(127)	(0.00)	(1,789)	(1,163)	(0.03)
Non-interest expense adjustments									
Merger-related expense	(166)	(108)	(0.00)	3	2	0.00	-	-	-
Severance expense	1,842	1,197	0.03	454	295	0.01	140	91	0.00
(Gain) Loss on sale of long-lived assets, net of impairment	3,396	2,207	0.05	1,044	679	0.01	(1,256)	(816)	(0.02)
Other non-core non-interest expense	(208)	(135)	(0.00)	1,091	709	0.02	1,177	765	0.02
Total non-interest expense adjustments	4,864	3,161	0.08	2,592	1,685	0.04	61	40	(0.00)
Income tax benefits	-	(2,041)	(0.05)	-	-	-	-	-	-
Core earnings (Non-GAAP) (3)	67,684	45,425	1.11	67,287	41,751	1.01	74,572	48,833	1.18
Provision for loan losses	11,711	7,612	0.19	14,905	9,688	0.24	11,866	7,712	0.19
Core Pre-provision earnings (Non-GAAP) (3)	$ 79,395	$ 53,037	1.30	$ 82,192	$ 51,439	1.25	$ 86,438	$ 56,545	1.37

(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.

- **Non-core income equal to $1.8 million pre-tax, or $0.03 EPS after-tax**
- **Non- core expenses equal to $0.1 million pre-tax, or less than $0.01 EPS after-tax:**
  - **Net impairment expense of -$1.3 million pre-tax, or -$0.02, EPS after-tax**
  - **Other non-core items expense of $1.2 million pre-tax, or $0.02 after-tax**

52

IBERIABANK Corporation

53 Interest Rate Risk – Re-Pricing Schedule $ in millions Note: Amounts exclude re-pricing of assets and liabilities from prior quarters Excludes FDIC loans and receivable, non-accrual loans and market value adjustments 3Q16 4Q16 1Q17 2Q17 3Q17 Cash Equivalents Balance 522.0$ -$ -$ -$ -$ Rate 0.59% 0.00% 0.00% 0.00% 0.00% Investments Balance 148.3$ 112.4$ 93.6$ 88.1$ 93.6$ Rate 2.75% 3.13% 2.87% 2.89% 2.95% Fixed Rate Loans Balance 639.0$ 500.6$ 472.2$ 439.4$ 413.9$ Rate 4.82% 4.67% 4.69% 4.66% 4.62% Variable Rate Loans Balance 7,339.1$ 95.6$ 56.9$ 71.3$ 46.5$ Rate 3.62% 2.85% 3.65% 3.50% 3.65% Time Deposits Balance 729.4$ 348.1$ 357.8$ 268.3$ 144.9$ Rate 0.56% 0.51% 0.68% 0.74% 0.98% Repos/ST Debt Balance 565.6$ 25.0$ 95.0$ 80.0$ -$ Rate 0.34% 0.78% 0.85% 0.38% 0.00% Borrowed Funds Balance 165.2$ 16.0$ 10.1$ 11.0$ 11.8$ Rate 3.44% 3.99% 5.85% 4.13% 1.04%